UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2012

RT Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53009	57-1021913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9160 South 300 West, Suite 101, Sandy, UT	84070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 641-8766

2216 East Newcastle Drive, Sandy, Utah 84093

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

General Instruction A.2. below):f the Form 8-under the Securities Act (17 CFR 230.425)

General Instruction A.2. below):f the Form 8-under the Securities Act (17 CFR 230.425)

General Instruction A.2. below):f the Form 8-under the Securities Act (17 CFR 230.425) tisfy the filing

General Instruction communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item No.	Description of Item	Page No.

Item 1.01	Entry Into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.

Plan of Exchange

Description of RT Technologies, Inc. Business

Description of China Agriculture Media Group Co., Ltd. Business

Risk Factors

Management’s Discussion and Analysis or Plan of Operations

Security Ownership of Certain Beneficial Owners and Management

Directors and Executive Officers

Executive Compensation

Certain Relationships and Related Transactions

Legal Proceedings

Market Price of and Dividends on the Registrants Common Equity and Related Stockholder Matters

Recent Sales of Unregistered Securities

Description of Securities

Indemnification of Directors and Officers

Item 3.02	Unregistered Sales of Equity Securities.
Item 4.01	Changes in Registrant’s Certifying Accountant.
Item 5.01	Change in Control of Registrant.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.06	Change in Shell Company Status.
Item 9.01	Financial Statements and Exhibits.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, or Form 8-K, and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward-looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

Item 1.01. Entry into a Material Definitive Agreement

On of April 17, 2012, RT Technologies, Inc., a Nevada corporation (including its successors and assigns, “RTTE” or “Registrant” or “Company”) and China Agriculture Media Group Co., Ltd, a development stage company organized and existing under the laws of the Hong Kong (including its successors and assigns “CAMG”) entered into a Plan of Exchange (the “POE” or “Agreement”) for the 100% acquisition of CAMG by RTTE.

The terms and conditions of the POE is discussed further in Item 2.01 of this Current Report on Form 8-K.

The POE is attached hereto as Exhibit 10.1.

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Item 2.01. Completion of Acquisition or Disposition of Assets

PLAN OF EXCHANGE

The POE was executed on April 17, 2012 by and among RTTE, CAMG and the CAMG Shareholders. According to the Agreement, the capital of RTTE consists of 90,000,000 authorized shares of Common Stock, par value $.001, of which 3,392,147 were issued and outstanding at the time of signing. The capital of CAMG consists of 10,000 authorized Ordinary Shares, par value HK$1.00, of which 10,000 shares are currently issued and outstanding.

Under the terms of the POE, RTTE shall acquire one hundred percent (100%) of the issued and outstanding share capital of CAMG from the CAMG Shareholders in exchange for a new issuance 22,500,000 shares of common stock of RTTE and 1,000,000 shares of RTTE super-voting Preferred Stock to the CAMG shareholders, issued in the name of the CAMG shareholders and held in the escrow account of the escrow agent until closing. CAMG is currently 100% owned by Mr. Ka Siu Ping who holds his interest pursuant to a Chinese Entrustment Agreement (Form Chinese Entrustment Agreement attached hereto as Exhibit 10.4).

The POE states that CAMG and RTTE shall have secured shareholder approval for this transaction, if required, in accordance with the laws of its place of incorporation and its constituent documents and the board of directors of each of CAMG and RTTE shall have approved the transaction and the Agreement, in accordance with the laws of its place of incorporation and its constituent documents. Each party shall have furnished to the other party all corporate and financial information which is customary and reasonable, to conduct its respective due diligence, normal for this kind of transaction. If either party determines that there is a reason not to complete the POE as a result of their due diligence examination, then they must give written notice to the other party prior to the expiration of the due diligence examination period which shall have expired on April 21, 2012. Subsequent to closing of the POE, RTTE shall beneficially own 100% of the issued and outstanding shares of CAMG. Immediately upon the Closing date (as defined in the POE), RTTE shall issue to the CAMG shareholders 22,500,000 new investment shares of RTTE Common Stock and 1,000,000 shares of RTTE super-voting Preferred Stock to the CAMG Shareholders, issued in the name of the CAMG Shareholders and held in the escrow account of the escrow agent in exchange for 100% of the capital stock of CAMG, which will give the CAMG Shareholders a ‘controlling interest’ in RTTE representing 98% of the voting shares of RTTE and 90% of the issued and outstanding shares of Common Stock, after closing. RTTE shall issue 1,607,853 shares of Common Stock to RTTE management and an advisor. Angela Ross shall return 2,500,000 shares of Common stock to the RTTE treasury for immediate cancelation. CAMG and RTTE shall reorganize, such that RTTE shall acquire 100% the capital stock of CAMG, and CAMG shall become a wholly-owned subsidiary of RTTE.

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DESCRIPTION OF RT TECHNOLOGIES, INC. BUSINESS

Since the termination of its prior business in 1998, the Company has had no operations and had been seeking an acquisition or merger to bring an operating entity into the Company. Until the POE, the Company was not conducting any business, nor has it conducted any business for several years. Therefore, it does not possess products or services, distribution methods, competitive business positions, or major customers.

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DESCRIPTION OF CHINGA AGRICULTURE MEDIA GROUP CO., LTD. BUSINESS

Overview

China Agriculture Media Group Co., Ltd. is organized and exists under the laws of Hong Kong of the People’s Republic of China (the “PRC”) and was incorporated on March 30, 2011. CAMG focuses on developing the Chinese rural market. CAMG’s core business is organized into four areas: store rental, media, wholesale and retail, and value-added services.

CAMG aims to fully develop a network (the “Network”) of retail stores located in the Chinese rural market. The stores are currently operating under the state owned system of China Supply and Marketing Cooperative Association (“China Co-Op”) and China National Agricultural Means of Production Group Corporation (“National AMP”). Both are directly owned by Chinese Central Government.

In the first stage of 24-months, CAMG will complete the development of approximately 16,000 retail locations in Hebei province (“Hebei Network”) currently operating within the National AMP and China Co-Op retail framework. The Hebei Network is covers a rural population of more than 40 million people out of a total population of approximately 70 million in the province and is managed by National AMP’s Hebei province subsidiary (“Hebei AMP”)

CAMG plans to lease the retail stores’ areas from the Network and sub-lease them to chain store companies, product distributors and/or manufacturers (“Clients”) for store rental income. The stores will be remodeled as convenience stores which sell non-agricultural products such as homecare, personal care and healthcare products.

Advertising tools such as LCD displays, posters, and outdoor billboard will be available for Clients to advertise their products. These tools will also assist companies to build their corporate images, and assist government departments in providing general public service announcements to citizens the Chinese rural markets.

Clients can either directly manage their stores, or they pay for CAMG’s value-added management services. CAMG plans to roll out its services first in Hebei province, and then implement the same business model in different provinces throughout China.

By utilizing existing resources, such as facilities, network and the experience of our strategic partner National AMP Group, CAMG can promptly establish its access to the rural retail market. We will act as the exclusive sales and advertising agent for 16,000 retail stores located in Hebei province and strive to assist our clients to promote products which are suitable for the rural population.

The existing Hebei Network has been operating for 60 years and draws a large percentage of the Hebei rural population consisting of farmers who visit the pre-existing National AMP Group and China Co-op stores in order to take advantage of government subsidies on state controlled agriculture products only sold within Hebei Network stores. Although farmers are free to visit stores outside of the Hebei Network, the restrictions on the sale of fertilizer products and subsidized pricing of the Hebei Network significantly reduce competition. As a result, our Network has a “captive” audience consisting of farmers who would otherwise be priced out of purchasing fertilizer at other locations because these government subsidies are only available within the Network stores.

Corporate Structure

China Agriculture Media Group Co., Ltd. is an investment holding company whose only asset a 100% equity interest in China Agriculture Media (Hong Kong) Group Co. Ltd. (“CAM HK”). CAM HK is a corporation organized and existing under the laws of Hong Kong and is an investment holding company whose only asset is a 60% equity interest in China Agriculture Media (Hebei) Co. Ltd. (the “CAM Hebei”). CAM Hebei is incorporated under the laws of the PRC with a registered capital of RMB 1,000,000 (approximately $156,250). CAM Hebei was incorporated on November 28, 2011. On April 21, 2012, and CAM HK and its joint venture partner Hebei AMP agreed to increase the registered capital of CAM Hebei such that CAM HK will own approximately 98% of CAM Hebei. The board of both companies has resolved to complete the increase in registered capital as soon as registration in the PRC can be completed which the Company expects will be complete in the next several months. Subsequent to the increase in registered capital which will effectively dilute Hebei AMP’s interest in CAM Hebei from 40% to 2%, our company will be structured as follows:

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Subsidiaries

Our Products

Advertising Solutions

CAMG will generate advertising service revenues from the sale of advertising time slots in out-of-home television advertising networks, the sales of frame space on poster frame network, and on traditional billboard networks.

In its first stage, CAMG will establish an advertising network primarily by installing LCD displays in 16,000 retail stores covering approximately 40 million people in rural areas of Hebei province, China. Clients including service providers, product manufacturers and government will be able to utilize our advertising network to build corporate images, promote their products and spread the government latest policies and news. Compared to traditional printed ads and posters, we believe LCD displays are more appealing because:

●   LCD’s are eye catching

●   Allow high resolution for advertising

●   Flexible distribution of media

Although LCD displays have many advantages, other advertising channels are also valuable. For example, a tire manufacturer may want to have outdoor billboards placed near highways to catch drivers’ attention; a manufacturer may want to use leaflets to promote their products; or an insurance company may prefer to use a brochure to elaborate on various insurance plans. Therefore, CAMG offers a choice of advertising channels including:

● LCD displays (26 or 32 inches)

● X-frame racks

● Posters

● Outdoor billboards

● Brochures and Leaflets

Clients can choose the means of advertising based on the characteristics of their products or their needs. The major advantages of using our advertising service include:

● High coverage

● High market penetration

● Cost effective and efficient

● Service package can be customized

Wholesale and Retail Solutions

CAMG currently has the sole right to distribute consumer goods directly to the Network rather than going through various levels of distributors. By utilizing the existing resources, such as facilities, network and the experience of our strategic partner National AMP Group, CAMG can promptly establish its access to the rural retail market. The main features of our merchandising service include:

● Providing our Clients an instant access to the rural retail market

● Lowering traditional barriers to entry into the rural marker

● Provide turnkey service including merchandising, logistics, and advertising services

● Save Clients’ time in establishing its own retail network

● Give Clients an opportunity to gain market share

Value-Added Service Solutions

The Clients can distribute their products by themselves, send promoters to the stores, and advertise products using own resources. However, they are free to choose our value-added services to ease operations and lower capital costs in the stores. CAMG offers logistic, storage, advertising, product and store management services for clients who are interested in minimizing the operating risk.

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Business Revenue Model

During the first stage of 24-months, CAMG will focus on developing the Hebei Network.

Store Rental Business

CAMG will sublease retail store areas to chain store companies, product distributors and/or manufacturers for store rental revenue. The stores will be remodeled as convenience stores which sell non-agricultural products such as homecare, personal care and healthcare products etc.

Advertising Business

CAMG is in the process of installing a total of 3,000 LCD displays in the Network with an expected completion date of 2012 and an additional 4,000 by the end of 2013.

CAMG hopes to charge at least RMB2.54 per second for a 30 second video broadcasting 60 times per day within the Network. The LCD displays will operate 12 hours a day, and allow a maximum capacity of 15,768,000 seconds per year available for sale.

CAMG is also hoping to execute agreements for the development of outdoor billboards and hopes to operate approximately 20 locations by the end of 2012. In addition, clients can place posters in the Network of stores in Hebei Province.

Wholesale and Retail Business

CAMG hopes to generate wholesale and retail commission by selling different kinds of products in the Network. CAMG will select appropriate products among prospective product manufacturers and/or chain store companies so that the products match the needs of rural population.

Value-Added Services Business

CAMG provides store management service, logistic and storage service and advertising service. These value added services will be calculated based on a pre-determined percentage of the sales volume. Nine percent of merchandise sales revenue will be charged as logistics fee, 4% as a storage fee, 5% as an advertising fee, and 6% as a store management fee.

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Contractual Agreements with Hebei Agricultural Means of Production Co., Ltd.

Advertising

Based on the joint venture agreement (the “JV Agreement” attached hereto as Exhibit 10.3) with Hebei Agricultural Means of Production Co. Ltd. (“HAMP”), CAMG is authorized as a sole agent to operate its advertising business in the Network. Pursuant to the JV Agreement, CAMG will sell and HAMP must buy a total of 15,768,000 seconds per year for the LCD advertising business (the “Seconds”). Under the terms of the JV Agreement, HAMP is required to purchase all of the Seconds at a rate of RMB 2.54 (approximately $.40) per second for the entire year on a monthly basis. As the Seconds are purchased each month, CAMG simultaneously and automatically receives an option to repurchase the Seconds at the same rate of RMB2.54. If CAMG can resell the Seconds for a higher price at any time during the month, we are able to exercise our option and repurchase the Seconds, but if the Seconds are not resold by CAMG, then CAMG keeps the proceeds from the sale of the minutes to HAMP. According to the JV Agreement CAMG will receive this income after the completion of installation of the first batch of 3,000 LCD displays within the Network.

Overview of the PRC Rural Market Development

The annual national expenditure on the development of the rural market in the PRC grew from RMB 3.397 trillion (approximately $53 billion) in 2006 to more than RMB 10 trillion (approximately $156 billion) in 2011. This growth demonstrates the commitment of the government in stimulating domestic demand and promoting rural economic growth.

Source: National Bureau of Statistics of China

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Overview of the PRC Advertising Industry

According to data released by National Bureau Statistics of China, sales revenue generated from the Chinese advertising industry in 2004 was RMB 12.65 billion (approximately $1.97 billion) and RMB 20.63 billion (approximately $3.22 billion) in 2009 representing an average growth rate of 10.3% per year.

Overview of the PRC Wholesale and Retail Industry

China

The sale of merchandise in China increased from $1,455.5 billion in 2005 to $3,143.2 billion in 2009 representing a growth rate of 115% over four years. Although the statistics of 2010 have not yet been published, we expect the sales volume will stay above $3,000 billion.

Wholesale and Retail Industry in China
	2005	2006	2007	2008	2009
Indicators	USD	USD	USD	USD	USD
Number of Legal Entities	47698	51788	55737	100935	95468
People working in this industry (in million)	5.2	5.4	6.0	7.4	7.5
Merchandise Purchase volume (in billion)	1367.7	1611.5	2014.3	2875.6	2800.0
Import volume (in billion)	110.3	116.4	138.6	226.1	207.9
Merchandise Sales volume (in billion)	1455.5	1719.6	2074.1	3253.6	3143.2
Export volume (in billion)	132.7	149.5	174.3	216.2	174.6
Merchandise inventory level (in billion)	110.3	119.2	143.6	240.1	250.4

Source: Nation Bureau Statistics of China

Hebei Province

The table below shows that 2009 merchandise sales in Hebei Province was $57.3 billion which was comprised of $42.6 billion in wholesale revenue and $14.6 billion in retail revenue.

2009 Breakdown of the Wholesale and Retail Industry in Hebei Province and China
	2009	2009	2009	2009	2009
	Wholesale	Retail	Wholesale	Retail	Total
	Hebei	Hebei	China	China	China
Indicators	USD	USD	USD	USD	USD
Number of Legal Entities	805	1010	52853	42615	95468
People working in this industry (in million)	0.08	0.14	3.1	4.4	7.5
Merchandise Purchase volume (in billion)	35.59	12.52	2234.5	565.5	2800.0
Import volume (in billion)	0.55	0.04	198.4	9.5	207.9
Merchandise Sales volume (in billion)	42.67	14.69	2466.2	677.1	3143.2
Export volume (in billion)	0.82	0.00	174.3	0.3	174.6
Merchandise inventory level (in billion)	2.36	1.38	185.1	65.2	250.4

Source: Nation Bureau Statistics of China

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Target Market and Target Audiences

China

According to the National Bureau Statistics of China, there were 712.8 million people (53.4% of total population) living in rural areas in China and the population increased at a natural birth rate of 5.05% per year. The Government recently released a series of policies regarding the renovation of the rural market and the improvement of living standards for the rural population. We believe that the growth in China will be driven by the rural market in the future.

Hebei Province

In the first stage, CAMG will focus on developing our business in the Hebei Network. Hebei province is an agriculturally dominant province and an ideal location for developing the Chinese rural market. The following lists some key attributes of Hebei province:

● 40.09 million rural population; total population of 70.34 million; ranked 6th in China.

● Natural birth rate is 6.5%.

● Gross GDP of RMB 1,338.7 billion; ranked 6th in China

● GDP per capita of RMB 19,363; ranked 11th in China.

● Gross production of grains in Hebei reached 29.012 billion kg which is 5.5% of the nation; ranked 7th in China

● Gross production of grain per capita is 430.76 kg

● One of the 13 grain production provinces in China; Hebei uses area of 9.237 million mu(approx. 1.5 million acres) as farmland for grains.

The income per capita of rural population increased from RMB 2,253 in 2000 to RMB 5,153.2 in 2009, and it is expected to keep increasing under a series of supportive governmental policies.

Source: Nation Bureau Statistics of China

Marketing Strategy

Market Development for Advertising Business

CAMG will target mature enterprises who want to build their corporate images in rural market. They include but not limited to China Mobile, China Unicom, McDonalds, and KFC.

Our own market research has indicated that local service providers such as banks and hospitals are using various channels such as newspaper and television to advertise their services in the rural markets. The Company will provide another channel for governmental departments to educate the rural population and spread news and the latest public policies. We provide a cost efficient and effective solution compared to TV advertising and focus on out of home rather than in home advertising.

Under the guidance of current rural development policy promulgated by the government, various programs such as culture broadcast programs, policy publishing and others could be implemented into our advertising channel.

Market Development for Wholesale and Retail Business

We believe that it will be easier for the Company to target enterprises that sell mature products in rural markets because they are willing to spend money to expand their sales network and maintain market shares. However, the profit margin of cooperating with these companies may be lower because their products are mature and they have relatively more bargaining power. CAMG will provide recommendations to prospective clients based on our market research of spending behavior in the rural market.

Early Phase Promotional Scheme

CAM will cooperate with other media companies such as radio stations, television stations, and magazines to promote its Clients.

Market Expansion for Advertising Business

CAMG will place LCD displays in each of the agricultural retail stores in Hebei province. The Company will also use outdoor billboards and poster frames as a medium for advertisement. Once we have achieved the goal of developing the Hebei Network, the Company will apply its business model to other northern provinces of China and hopes to gradually expand to all rural areas in China.

Cost Management

CAMG plans to control the costs of their advertising network by placing advertising channels such as LCD displays and kiosks in targeted public areas in order to take advantage of relatively low maintenance overhead.

Existing Client Base

Hebei AMP is the only company authorized by the PRC central government to sell chemical fertilizers in Hebei Province, and as a result, there is an existing pool of agricultural product manufacturers and consumers who are loyal to the Network stores. In 2010, Hebei AMP’s purchases of agricultural products (according to Hebei AMP), including chemical fertilizers and pesticides, was around RMB 3 billion. We believe this existing client base and loyalty towards the Network stores will create an opportunity for CAMG’s rapid growth in Hebei Province.

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Competition

Competing Companies in Media Industry

Focus Media Holding Limited (“Focus Media”):

● Focus Media Holding Limited offers a comprehensive digital media platform that mainly targets white collar workers living in urban cities.

● In 2010, Focus Media generated revenues mainly from 5 different types of advertising networks: LCD display network, poster frame network, in-store network, traditional outdoor billboard network, and movie theater network.

● In 2010, Focus Media had revenue of $516 million, gross profit of $294 million (57%), operating income of $119 million (23%), and net income from continuing operations of $103 million (20%).

● More than 80% of total revenue is attributed to the LCD display network (57.6%) and poster frame network (23.6%) in 2010.

● Approximately 170,000 LCD displays were placed in about 90,500 commercial buildings primarily located in urban cities in China. LCD displays network broadcast advertisements for 12 hours a day.

● In October 2005, Focus Media acquired Framedia, which operated the largest in-elevator poster frame advertising network in China and provides brand advertisers and community service providers a direct channel to target urban residential communities. As of March 31, 2011, the poster frame network had 378,000 in-elevator poster and digital picture frames in residential buildings that covered more than 30 cities all over China.

● In 2010, only the gross margin of LCD displays network was higher than 50%.

■   LCD display network (77.3%)

■   poster frame network (38.0%)

■   in-store network (30.7%)

■   traditional outdoor billboard network (21.6%)

■   movie theater network. (42.1%)

AirMedia Group Inc. (“AirMedia”):

● AirMedia Group Inc. operates the largest digital media network in China dedicated to air travel advertising.

● AirMedia operates digital TV screens in 37 major airports, including 25 out of 30 largest airports in China. It also operates digital frames in 32 major airports, including the 15 largest airports in China.

● AirMedia sells advertisements on the routes operated by eight airlines, including the three largest airlines in China.

● In selected major airports, AirMedia also operates traditional media platforms, such as billboards and light boxes, and other digital media, such as mega LED screens.

● In 2010, AirMedia had a revenue of $254 million, a gross profit of $32.6 million (12.8%), an operating margin of -6.6%, and a net income of -$9.11 million (-3.58%)

● Its diluted EPS was -$0.15 in 2010 and price per share was $3.19 on 30 Nov 2011

VisionChina Media, Inc.(“VisionChina”):

●  VisionChina Media, Inc. using is digital mobile television broadcasts to deliver content and advertising to displays on mass transportation systems such as bus and subway networks.

●  As of December 31, 2010, its network and supplemental subway advertising platform covered 23 cities in China and consisted of approximately 137,395 digital displays.

●  VisionChina sells its advertising time through direct sales force and third party advertising agencies.

●  VisionChina’s revenue increased by 14.3%, from $120 million in 2009 to $138 million in 2010. However the cost of revenue increased from $61.1 million in 2009 to $121 million in 2010.

●  Diluted EPS was -$0.15 in 2010 and price per share was $1.09 on 30 Nov 2011

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Comparison to Competitors and Competitive Advantage

Developing the Rural Market.

Focus Media, AirMedia and VisionChina mainly expand their advertising networks within commercial buildings in urban cities, airports, and mass transportation systems respectively. Our advertising business model is very similar to the business model of our competitors, but CAMG focuses on the national rural market which has relatively less competition compared to the urban areas. Although the income per capita of rural population is less than that of urban population, the volume of this market should compensate for the income gap between the rural and urban population.

Rural LCD Network

LCD display advertising is relatively new in rural areas of the PRC. Most of our target audience do not have televisions at home and may have never actually seen an LCD in person. We believe LCD technology could attract the attention of local people who may be curious about the new technology and as a result buy our advertised merchandise.

Mature Network

The Hebei Network has over 60 years of history, Hebei AMP has developed 19 large-scale logistic centers, more than 120 regional distribution centers, and 16,000 retails locations (including those under China Co-Op) in Hebei province.

Network Distribution in Hebei province

Barriers to entry

Hebei AMP has an established sales network in Hebei province with the brand name “Fengzeyuan”, including 19 logistics centers, 12 storage centers, and approximately 6,000 chain-stores within the network of 16,000 retail locations covering approximately 40 million people in Hebei Province.

The barriers to entering the advertising market Hebei Province and establishing an LCD network of this size would be unattainable without enormous amounts of capital. By leveraging the preexisting Hebei Network, and utilizing existing logistics systems we believe that we can effectively reduce our startup costs and substantially lower the barriers to entry to this market. Since Hebei AMP is a state owned company and the Chinese government has effectively granted them a monopoly on the importation and exportation of wholesale chemical fertilizers in Hebei province we believe that other outdoor advertising companies will be at a competitive disadvantage to us.

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Organizational Structure

CAMG is currently developing its organizational structure and establishing its departments and sales process. The responsibilities of each department are summarized below:

Sales & Marketing Department

● Generate revenue

● Gather information from the prospective clients

● Confirm clients’ cooperation intent and assist in creating sales proposals

● Create promotional plans

● Maintain client relationships

● Responsible for post sales customer service

Property Management Department

● Manage the existing stores

● Responsible for all the repair and maintenance

Advertising Department

● Design advertising proposals for clients who have special requests

● Outsource and monitor the production of advertising materials

● Maintain relationships with advertising agencies

● Manage LCD display ads

Merchandising Department

● Design merchandising proposals for clients who have special requests.

● Delivering merchandise to the retail network

● Responsible for merchandise quality control and re-order

● Inventory count

● Report sales to finance department

Engineering Department

● Monitor the installation of advertising tools and LCD displays

● Monitor the remodeling of retail stores

● Maintain and repair advertising equipment

● Outsourcing for LCD installation

Administrative Department

● Perform administrative duties of the company

● Establish cooperation agreements between the company and stores

● Maintain relationships with retail stores

● Monitor HR and IT departments

Finance Department

● Determine feasibility of sales proposals

● Calculate sales commission charged to clients

● Calculate commission paid to employees and/or agencies

● General bookkeeping and accounting

● Payroll and cash management

● Ensure the company complies with PRC accounting and tax rules

Public Relations Department

● Responsible for organizing public information

● Responsible for any inquiries from the general public about the company

China Agriculture Media (Hebei) Co. Ltd., as of March 21, 2012, had 11 full time employees and 5 part-time employees. The company expects to hire 10 more employees in 2012 and 14 more employees by 2013.

In addition CAMG will share Hebei AMP’s existing workforce during the initial phase of development.

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Outsourcing

The development of our LCD network will be work intensive and likely require us to outsource additional employees for installation of the LCD screens. By the end of 2012, the company hopes to install 3,000 LCD displays in the Hebei Network. These stores are unevenly distributed amongst the rural areas of Hebei, and it is difficult to calculate the exact travel distance between each of them. The management team believes that it is not feasible to build a single engineering team to complete this task, therefore CAMG will outsource the installation to third parties. The price of each LCD display including installation is estimated to be approximately RMB 3,500 (approximately $546).

Employees

Employee benefits include five state-mandated insurance plans:

•          Pension insurance: We withhold 8% of each employee’s average monthly salary from the prior year and contribute an additional 20% of such average monthly salary.

•          Medical insurance: We withhold approximately 2% of each employee’s average monthly salary from the prior year and contribute an additional amount totaling approximately 8% of such average monthly salary.

•          Unemployment insurance: We withhold approximately 1% of each employee’s average monthly salary from the prior year, and contribute an additional amount totaling approximately 2% of such average monthly salary.

•          Maternity insurance: We contribute an amount totaling approximately 0.8% of each employee’s average monthly salary from the prior year.

•          Work related injury insurance: we contribute an amount totaling approximately 0.5% of each employee’s average monthly salary from the prior year.

In 2011, our average compensation per employee per month was RMB4,000, or approximately $625. We also pay benefits in the form of social security insurance fees for employees as required pursuant to relevant insurance laws in the PRC.

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Government Regulations

 Tax

The newly enacted New Law, and the implementation regulations to the New Law issued by the PRC State Council, became effective as of January 1, 2008. Under the New Law, China adopted a uniform tax rate of 25% for all enterprises (including domestically-owned enterprises and foreign-invested enterprises) and revoked the previous tax exemption, reduction and preferential treatments applicable to foreign-invested enterprises. There is a transition period for enterprises, whether foreign-invested or domestic, which received preferential tax treatments granted by relevant tax authorities prior to January 1, 2008. Enterprises that were subject to an enterprise income tax rate lower than 25% prior to January 1, 2008 may continue to enjoy the lower rate and gradually transition to the new tax rate within five years after the effective date of the New Law subject to relevant transaction rules. Enterprises that were entitled to exemptions or reductions from the standard income tax rate for a fixed term prior to January 1, 2008 may continue to enjoy such treatment until the fixed term expires. Preferential tax treatments may be granted to industries and projects that are strongly supported and encouraged by the state, and enterprises that qualify as “High and New Technology Enterprise” (“HNTE”) are entitled to a 15% enterprise income tax rate.

Foreign Currency Exchange

Under the PRC foreign currency exchange regulations applicable to us, the RMB is convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions. Conversion of RMB for capital account items, such as direct investment, loan, security investment and repatriation of investment, however, is still subject to the approval of the PRC State Administration of Foreign Exchange, or SAFE. Foreign-invested enterprises may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from the SAFE. Capital investments by foreign-invested enterprises outside of the PRC are also subject to limitations, which include approvals by the Ministry of Commerce, the SAFE and the State Reform and Development Commission.

Dividend Distributions

Under applicable PRC regulations, foreign-invested enterprises in the PRC may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in the PRC are required to set aside at least 10% of their after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends.

Approvals, Licenses and Certificates

We require a number of approvals, licenses and certificates in order to operate our business. Our principal approvals, licenses and certificates are set forth below.

China Agriculture Media (Hebei) Co. Ltd.

•          Business License (No. 130100400009277) issued by the Shijiazhuang Administration of Industry and Commerce, valid from November 28, 2011 to November 27, 2031.

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RISK FACTORS

The following statements describe the major risks to our business and should be considered carefully. Any of these factors could significantly and negatively affect our business, prospects, financial condition, operating results or credit ratings, which could cause the trading price of our common stock to decline. The risks described below are not the only risks we may face. Additional risks and uncertainties not presently known to us, or risks that we currently consider immaterial, could also negatively affect our business, our results and operations.

Our business operations are conducted entirely in the PRC. Because China’s economy and its laws, regulations and policies are different from those typically found in the west and are continually changing, we face certain risks, as summarized below.

Risks Related To Our Business and Industry

Our failure to comply with certain aspects of applicable PRC laws and regulations could adversely affect our business operations and corporate structure.

In order to conduct our business operations through our PRC operating subsidiaries, we are required to comply with a range of PRC laws and regulations, including laws and regulations applicable to contractual arrangements among our operating subsidiaries, requirements to register the equity pledges relating to those contractual arrangements, other registration requirements under State Administration for Industry and Commerce, or SAIC, rules and regulations, and obligations by us, our management and our PRC shareholders or beneficial owners to comply with the State Administration of Foreign Exchange, or SAFE, registration and disclosure requirements.

Due to uncertainties in the law, the lack of implementing regulations and, in some instances, our delay in complying with some of these rules, there is a risk that we could be found to have violated rules and regulations relating to our corporate structure, SAFE and SAIC registration and PRC foreign exchange rules. As detailed in the risk factor paragraphs below, if we are found to have failed to comply with or breached PRC laws and regulations applicable to us and our PRC operating subsidiaries we could be subject to, among other things, penalties including fines, revocation of business licenses of the PRC entities or requirements to restructure our business operations. Our failure to comply with PRC laws and regulations relating to the registration of equity pledges under our contractual arrangements with our PRC operating affiliates could also render the equity pledge, and the structure, unenforceable.

Further, advertising businesses conducted by our operating subsidiaries are subject to certain risks associated with PRC laws and regulations on foreign investment in advertising businesses in China. If the PRC government determines that the ownership structure of our operating subsidiaries or our operating affiliates, or the agreements that establish the structure for operating our China business do not comply with current or future PRC governmental restrictions on foreign investment in the advertising industry, we could be subject to penalties which may materially and adversely affect our business or financial condition.”

If we were subject to any such penalties or negative consequences, our business and operations could be materially and adversely affected.

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Due to uncertainties in the implementation of PRC laws and regulations, we may be put at risk from failures to comply with all such laws.

We use contractual arrangements with our PRC partners of our China operations, and uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements and thus our ability to conduct our business. PRC regulations relating to offshore investment activities by PRC residents may increase our administrative burden and restrict our overseas and cross-border investment activity. A failure by us or our shareholders or beneficial owners who are PRC citizens or residents in China to comply with such regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities or subject us to liability under PRC laws, which could adversely affect our business and financial condition. This could subject us to fines or other penalties, which could negatively impact our revenues or interfere with our ability to operate our business” relating to the failure of some of our indirect operating subsidiaries or our operating affiliates to register with the relevant local branch of SAIC for their expansion of business or for their branch offices in each of the cities where we operate.

If the PRC government determines that the ownership structure of our company, or the agreements that establish the structure for operating our China business do not comply with current or future PRC governmental restrictions on foreign investment in the advertising industry, we could be subject to severe penalties.

Substantially all of our operations will rely on our relationship with the National AMP Group and China Co-op, and through our contractual arrangements with our consolidated affiliated entities in China. PRC regulations require any foreign entities that invest directly in the advertising services industry to have at least two years of direct operations in the advertising industry outside of China. Since December 10, 2005, foreign investors have been allowed to own directly 100% of PRC companies operating an advertising business if the foreign entity has at least three years of direct operations in the advertising business outside of China or less than 100% if the foreign investor has at least two years of direct operations in the advertising industry outside of China.

If we, our existing or future PRC operating subsidiaries and operating affiliates or their ownership structure or the contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, or our existing or future PRC operating subsidiaries or operating affiliates fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities, including the State Administration for Industry and Commerce, or SAIC, which regulates advertising companies, and the Ministry of Commerce, which regulates foreign investments in China, would have broad discretion in dealing with such violations, including:

●   imposing fines or other monetary penalties on our PRC subsidiaries or affiliates;

●   revoking the business and operating licenses of our PRC subsidiaries;

●   discontinuing or restricting our PRC subsidiaries’ and affiliates’ operations;

●   imposing conditions or requirements with which we or our PRC subsidiaries may not be able to comply;

●   requiring us or our PRC subsidiaries to restructure the relevant ownership structure or operations; or

●   restricting or prohibiting our use of the proceeds of any offering or from other sources to finance our business and operations in China.

The imposition of any of these penalties could result in additional administrative and legal costs, less favorable business relationships or other regulatory burdens or otherwise materially and adversely affect our business.

Similarly, if our relationship with National AMP Group and China Co-op is terminated, we may not be able to operate at all within the Hebei Network. While we do not believe these relationships will be terminated in the near future, we rely heavily on these strategic partners and any use of their retail networks will continue to be pursuant to the JV Agreement and the discretion of the PRC government.

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We plan to use contractual arrangements with the Hebei Network locations to generate rental income for a portion of our China operations, and uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements and thus our ability to conduct our business.

Lease or sublease agreements in the PRC are governed by PRC law and provide for the resolution of disputes through either arbitration or litigation in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements.

We may rely principally on dividends and other distributions on equity paid by our WFOE operating subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our operating subsidiaries to pay dividends to us could have a material adverse effect on our ability to conduct our business.

We are a holding company, and we may rely principally on dividends and other distributions on equity paid by our operating subsidiaries for our cash requirements, including the funds necessary to service any debt we may incur. If any of our operating subsidiaries incurs debt on its own behalf, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require us to adjust our taxable income in a manner that would materially and adversely affect our operating subsidiaries’ ability to pay dividends and other distributions to us. Furthermore, relevant PRC laws and regulations permit payments of dividends by our PRC operating subsidiaries only out of their retained earnings, if any, determined in accordance with PRC accounting standards and regulations.

Under PRC laws and regulations, each of our PRC operating subsidiaries is also required to set aside a portion of its net income each year to fund specific reserve funds. These reserves are not distributable as cash dividends. In particular, subject to certain cumulative limits, the statutory general reserve fund requires annual appropriations of 10% of after-tax income to be set aside prior to payment of dividends. Our operating subsidiaries will have to allocate annual after-tax profits to each of their respective reserve funds in compliance with these laws and regulations. Any limitation on the ability of our operating subsidiaries to receive distributions or pay dividends to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends, or otherwise fund and conduct our business. A failure by our shareholders or beneficial owners who are PRC citizens or residents in China to comply with such regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities or subject us to liability under PRC laws, which could adversely affect our business and financial condition.

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PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries.

As an offshore holding company of our PRC operating subsidiaries, we may make loans to our PRC subsidiaries and consolidated PRC affiliated entities, or we may make additional capital contributions to our WFOE operating subsidiaries. Any loans to our PRC subsidiaries or consolidated PRC affiliated entities are subject to PRC regulations and approvals. For example:

●   loans by us to our foreign invested enterprises to finance their respective activities cannot exceed statutory limits and must be registered with the PRC State Administration of Foreign Exchange or its local counterpart; and

●   loans by us in foreign exchange to our PRC operating affiliates and our PRC operating subsidiaries owned by our operating subsidiaries, which are domestic PRC enterprises, must be approved by the relevant government authorities and must also be registered with the PRC State Administration of Foreign Exchange or its local counterpart. In practice, it is very difficult if not impossible in most cases, to obtain the approval of or complete the registration regarding our loan to any PRC operating affiliate.

We may also determine to finance our PRC foreign invested enterprises by means of capital contributions. These capital contributions must be approved by the PRC Ministry of Commerce or its local counterpart. We cannot assure you that we can obtain these government registrations or approvals on a timely basis, if at all, with respect to future loans or capital contributions by us to our PRC operating affiliates and our PRC operating subsidiaries owned by our operating subsidiaries. If we fail to receive such registrations or approvals, our ability to capitalize our PRC operations would be negatively affected which would adversely and materially affect our liquidity and our ability to expand our business.

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We may be deemed a PRC resident enterprise under the PRC Enterprise Income Tax Law and be subject to the PRC taxation on our worldwide income.

The newly enacted PRC Enterprise Income Tax Law, or the New Law, and the implementation regulations to the New Law issued by the PRC State Council, became effective as of January 1, 2008. The New Law provides that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” and are generally subject to the uniform 25% enterprise income tax rate as to their worldwide income. Under the implementation regulations for the New Law issued by the PRC State Council, “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and treasury, and acquisition and disposition of properties and other assets of an enterprise.

Further, on April 22, 2009, the State Administration of Tax (“SAT”) issued a Tax Circular, Guoshuifa [2009] No. 82 on Certain Issues regarding the Determination of Offshore Companies Controlled by PRC Companies as Resident Enterprises pursuant to “De Facto Management Bodies” Standard, or Circular 82, which took effect on January 1, 2008. According to Circular 82, any company established pursuant to laws and regulations other than PRC laws but that is controlled by companies or company groups within China shall be deemed as a resident enterprise for PRC tax purposes if all the following conditions are met: (i) the senior management in charge of the daily operation and management of the company is based within China or the premises where the senior management performs its duties are located within China; (ii) the financial matters (such as raising funds, financing or financial risk management) and human resources matters (such as appointment and dismissal of employees or their payrolls) are decided by companies or individuals within China or require approval from companies or individuals within China; (iii) primary property, books and accounts, company seals and board and shareholder meeting minutes are kept or placed within China; and (iv) 50% or more of the directors with voting rights or senior management habitually reside within China. According to this Circular 82, in determining the location of de facto management, “substance over form” principle should be followed. Although Circular 82 was issued to regulate the PRC tax resident judgment of companies established overseas and controlled by PRC companies, which is not applicable in our case, the criteria in Circular 82 should be used as a reference to the SAT’s view on this issue.

Most of our major board decisions, such as those relating to strategic planning, significant investments, raising funds and all matters related to capital market activities are made outside of the PRC. We are based in Hong Kong, however there is uncertainty regarding whether PRC tax authorities would deem us to be a PRC resident enterprise. If we are treated as a resident enterprise for PRC tax purposes, we will be subject to PRC tax on our worldwide income, which would have an adverse effect on our effective tax rate and net income.

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PRC regulations relating to offshore investment activities by PRC residents may increase our administrative burden and restrict our overseas and cross-border investment activity. A failure by us or our shareholders or beneficial owners who are PRC citizens or residents in China to comply with such regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities or subject us to liability under PRC laws, which could adversely affect our business and financial condition.

The PRC National Development and Reform Commission, or NDRC, and SAFE promulgated regulations that require PRC residents and PRC corporate entities to register with and obtain approvals from relevant PRC government authorities in connection with their direct or indirect offshore investment activities and subsequent round trip investment into China. These regulations apply to our shareholders who are PRC residents and may apply to any offshore acquisitions that we make in the future.

Under such SAFE regulations, PRC residents who make, or have previously made, direct or indirect investments in offshore companies will be required to register those investments. In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is required to file with the local branch of SAFE, with respect to that offshore company, any material change involving capital variation, such as an increase or decrease in capital, transfer or swap of shares, merger, division, long term equity or debt investment or creation of any security interest over the assets located in China. The SAFE regulations also impose obligations on onshore subsidiaries of the offshore special purpose company to coordinate with and supervise the beneficial owners of the offshore entity who are PRC residents to complete the SAFE registration process. If any PRC resident fails to comply with such SAFE regulations, the PRC subsidiaries of that offshore parent company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation, to their offshore parent company, and the offshore parent company may also be prohibited from injecting additional capital into their PRC subsidiaries. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions, such as fines.

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A failure to comply with PRC regulations regarding the registration of shares and share options held by our employees who are PRC citizens may subject such employees or us to fines and legal or administrative sanctions.

Pursuant to the Implementation Rules of the Administrative Measures on Individual Foreign Exchange, or the Individual Foreign Exchange Rules, promulgated on January 5, 2007 by SAFE and a relevant guidance issued by SAFE in March 2007, PRC citizens who are granted shares or share options by an overseas-listed company according to its employee share option or share incentive plan are required, through the PRC subsidiaries of such overseas-listed company or other qualified PRC agents, to register with SAFE and complete certain other procedures related to the share option or other share incentive plan. In addition, the overseas listed company or its PRC subsidiaries or other qualified PRC agent is required to appoint an asset manager or administrator and a custodian bank, and open special foreign currency accounts to handle transactions relating to the share option or other share incentive plan. If we make equity compensation grants to persons who are PRC citizens, they may be required to register with SAFE. We may also face regulatory uncertainties that could restrict our ability to adopt an equity compensation plan for our directors and employees and other parties under PRC law.

On April 6, 2007, SAFE issued the Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company, also known as Circular 78. It is not clear whether Circular 78 covers all forms of equity compensation plans or only those which provide for the granting of stock options. For any plans which are so covered and are adopted by a non-PRC listed company after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with and obtain approvals from SAFE prior to their participation in the plan. In addition, Circular 78 also requires PRC citizens to register with SAFE and make the necessary applications and filings if they participated in an overseas listed company's covered equity compensation plan prior to April 6, 2007. We intend to adopt an equity compensation plan in the future and make option grants to our officers and directors, most of whom are PRC citizens. Circular 78 may require our officers and directors who receive option grants and are PRC citizens to register with SAFE. We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time-consuming. If it is determined that any of our equity compensation plans is subject to Circular 78, failure to comply with such provisions may subject us and participants of our equity incentive plan who are PRC citizens to fines and legal sanctions and prevent us from being able to grant equity compensation to our PRC employees. In that case, our ability to compensate our employees and directors through equity compensation would be hindered and our business operations may be adversely affected.

We will derive a substantial majority of our revenues from the provision of advertising services, and advertising is particularly sensitive to changes in economic conditions and advertising trends.

Demand for advertising time slots and advertising frame space on our networks, and the resulting advertising spending by our clients, is particularly sensitive to changes in general economic conditions and advertising spending typically decreases during periods of economic downturn. Advertisers may reduce the money they spend to advertise on our networks for a number of reasons, including:

●   a general decline in economic conditions;

●   a decline in economic conditions in the particular cities where we conduct business;

●   a decision to shift advertising expenditures to other available advertising media;

●   a decline in advertising spending in general; or

●   a decrease in demand for advertising media in general and for our advertising services in particular would materially and adversely affect our ability to generate revenue from our advertising services, and our financial condition and results of operations.

In 2008, due to the global economic downturn, growth in consumer spending in China slowed which resulted in a corresponding slowdown in advertising spending growth. If there is another deterioration in economic conditions in China, our revenues, net income and results of operations could be materially adversely affected.

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Our quarterly operating results are difficult to predict and may fluctuate significantly from period to period in the future.

Our quarterly operating results are difficult to predict and may fluctuate significantly from period to period based on the seasonality of consumer spending and corresponding advertising trends in China. In addition, advertising spending generally tends to decrease during January and February each year due to the Chinese Lunar New Year holiday. Factors that are likely to cause our operating results to fluctuate, such as the seasonality of advertising spending in China, the effect of the global economic downturn on spending in China, a further deterioration of economic conditions in China and potential changes to the regulation of the advertising industry in China, are discussed elsewhere in this annual report. If our revenues for a particular quarter are lower than we expect, we may be unable to reduce our operating expenses for that quarter by a corresponding amount, which would harm our operating results for that quarter relative to our operating results from other quarters.

Our failure to maintain existing relationships with National AMP and China Co-op or obtain new relationships that allow us to place our LCD flat-panel displays, advertising poster frames and outdoor traditional and LED digital billboards in desirable locations would harm our business and prospects.

Failure to manage our growth and operations could strain our management, operational and other resources and we may not be able to achieve anticipated levels of growth in the new networks and media platforms we operate, either of which could materially and adversely affect our business and growth potential.

To manage our growth and operations, we must develop and improve our existing administrative and operational systems and our financial and management controls and further expand, train and manage our work force. As we continue this effort, we may incur substantial costs and expend substantial resources in connection with any such expansion or to react to more challenging market conditions, due to, among other things, different technology standards, legal considerations and cultural differences. We may not be able to manage our current or future international operations effectively and efficiently or compete effectively in such markets. We cannot assure you that we will be able to efficiently or effectively manage the growth or changes in our operations, recruit top talent and train our personnel. Any failure to efficiently manage our expansion or changes in operations may materially and adversely affect our business and future growth.

If advertisers or the viewing public do not accept, or lose interest in, our advertising network, our revenues may be negatively affected and our business may not expand or be successful.

The market for out-of-home advertising networks in China is relatively new and its potential is uncertain. We compete for advertising spending with many forms of more established advertising media. Our success depends on the acceptance of our out-of-home advertising network by advertisers and their continuing interest in these mediums as components of their advertising strategies. Our success also depends on the viewing public continuing to be receptive towards our advertising network. Advertisers may elect not to use our services if they believe that consumers are not receptive to our networks or that our networks do not provide sufficient value as effective advertising mediums. If a substantial number of advertisers lose interest in advertising on our advertising network for these or other reasons, we will be unable to generate sufficient revenues and cash flow to operate our business, and our advertising service revenue, liquidity and results of operations could be negatively affected.

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If we are unable to adapt to changing regulatory requirements or advertising trends and the technology needs of advertisers and consumers, we will not be able to compete effectively and we will be unable to increase or maintain our revenues which may materially and adversely affect our business prospects and revenues.

The market for advertising requires us to continuously identify new advertising trends and the technology needs of advertisers and consumers, which may require us to develop new features and enhancements for our advertising network. The majority of our displays will use 26 or 32 inch liquid crystal displays screens. We may be required to incur development and acquisition costs in order to keep pace with new technology needs but we may not have the financial resources necessary to fund and implement future technological innovations or to replace obsolete technology. Furthermore, we may fail to respond to these changing technology needs. For example, if the use of broadband networking capabilities on our advertising network becomes a commercially viable alternative and meets all applicable PRC legal and regulatory requirements, and we fail to implement such changes on our network or fail to do so in a timely manner, our competitors or future entrants into the market who do take advantage of such initiatives could gain a competitive advantage over us. If we cannot succeed in complying with new regulatory requirements or developing and introducing new features on a timely and cost-effective basis, advertiser demand for our advertising networks may decrease and we may not be able to compete effectively or attract advertising clients, which would have a material and adverse effect on our business prospects and revenues.

We may be subject to, and may expend significant resources in defending against, government actions and civil suits based on the content and services we provide through our advertising networks or Internet advertising services network.

PRC advertising laws and regulations require advertisers, advertising operators and advertising distributors, including businesses such as ours, to ensure that the content of the advertisements they prepare or distribute is fair and accurate and is in full compliance with applicable law. Violation of these laws or regulations may result in penalties, including fines, confiscation of advertising fees, orders to cease dissemination of the advertisements and orders to publish an advertisement correcting the misleading information. In circumstances involving serious violations, the PRC government may revoke a violator’s license for advertising business operations.

As an advertising service provider, we are obligated under PRC laws and regulations to monitor the advertising content that is shown on our advertising networks for compliance with applicable law.

China has also enacted regulations governing telecommunication service providers and the distribution of news and other information. In the past, the Chinese government has stopped the distribution of information over the Internet and telecommunications networks that it believes to violate Chinese law, including content that is pornographic or obscene, incites violence, endangers national security, is contrary to the national interest or is defamatory. If any of the content that we deliver through our Internet advertising network is found to violate Chinese laws and regulations, we could be subject to fines or suspensions.

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Moreover, civil claims may be filed against us for fraud, defamation, subversion, negligence, copyright or trademark infringement or other violations due to the nature and content of the information displayed on our advertising network. If consumers find the content displayed on our advertising network to be offensive, landlords, property managers, other location providers or telecommunication network operators may seek to hold us responsible for any consumer claims or may terminate their relationships with us.

In addition, if the security of our content management system is breached through the placement of unauthorized compact flash, or CF cards in our flat-panel displays and unauthorized images, text or audio sounds are displayed on our advertising network, viewers or the PRC government may find these images, text or audio sounds to be offensive, which may subject us to civil liability or government censure despite our efforts to ensure the security of our content management system. Any such event may also damage our reputation. If our advertising viewers do not believe our content is reliable or accurate, our business model may become less appealing to viewers in China and our advertising clients may be less willing to place advertisements on our advertising network.

We may be subject to intellectual property infringement claims, which may force us to incur substantial legal expenses and, if determined adversely against us, may materially disrupt our business.

We cannot be certain that our advertising displays or other aspects of our business do not or will not infringe upon patents, copyrights or other intellectual property rights held by third parties. Although we are not aware of any such claims, we may become subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. If we are found to have violated the intellectual property rights of others, we may be enjoined from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives. In addition, we may incur substantial expenses in defending against these third party infringement claims, regardless of their merit. Successful infringement or licensing claims against us may result in substantial monetary liabilities, which may materially and adversely disrupt our business.

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We face significant competition, and if we do not compete successfully against new and existing competitors, we may lose our market share, and our profitability may be adversely affected.

We compete with other advertising companies in China. We compete for advertising clients primarily on the basis of network size and coverage, location, price, the range of services that we offer and brand name. We also face competition from other out-of-home television advertising network operators for access to the most desirable locations in cities in China. Individual buildings, hotels, restaurants and other commercial locations and hypermarket, supermarket and convenience store chains may also decide to independently, or through third-party technology providers, install and operate their own flat-panel television advertising screens. Our network faces competition with similar networks operated by domestic out-of-home advertising companies. In the future, we may also face competition from new entrants into the out-of-home television advertising sector.

Increased competition could reduce our operating margins and profitability and result in a loss of market share. Some of our existing and potential competitors may have competitive advantages, such as significantly greater financial, marketing or other resources, or exclusive arrangements with desirable locations, and others may successfully mimic and adopt our business model. Moreover, increased competition will provide advertisers with a wider range of media and advertising service alternatives, which could lead to lower prices and decreased revenues, gross margins and profits. We cannot assure you that we will be able to successfully compete against new or existing competitors.

We do not maintain any business liability disruption or litigation insurance coverage for our operations, and any business liability, disruption or litigation we experience might result in our incurring substantial costs and the diversion of resources.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products and do not, to our knowledge, offer business liability insurance. While business disruption insurance is available to a limited extent in China, we have determined that the risks of disruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we do not have any business liability, disruption or litigation insurance coverage for our operations in China. Any business disruption or litigation may result in our incurring substantial costs and the diversion of resources.

Our business operations may be affected by legislative or regulatory changes.

There are no existing PRC laws or regulations that specifically define or regulate out-of-home digital media. Changes in laws and regulations or the enactment of new laws and regulations governing placement or content of out-of-home advertising, our business licenses or otherwise affecting our business in China may materially and adversely affect our business prospects and results of operations.

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Risks Relating to the People’s Republic of China

Substantially all of our assets are located in China and substantially all of our revenues are derived from our operations in China. Accordingly, our business, financial condition, results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in China.

The PRC’s economic, political and social conditions, as well as governmental policies, could affect the financial markets in China and our liquidity and access to capital and our ability to operate our business.

The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth over the past, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, under current PRC regulations, since December 10, 2005, foreign entities have been allowed to directly own 100% of a PRC advertising business if the foreign entity has at least three years of direct operations of an advertising business outside of China, or to directly own less than 100% of a PRC advertising business if the foreign entity has at least two years of direct operations of an advertising business outside of China. This may encourage foreign advertising companies with more experience, greater technological know-how and more extensive financial resources than we have to compete against us and limit the potential for our growth. Moreover, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

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The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency- denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Since late 2003, the PRC government implemented a number of measures, such as raising bank reserves against deposit rates to place additional limitations on the ability of commercial banks to make loans and raise interest rates, in order to slow down specific segments of China’s economy which it believed to be overheating. These actions, as well as future actions and policies of the PRC government, could materially affect our liquidity and access to capital and our ability to operate our business.

The PRC legal system embodies uncertainties which could limit the legal protections available to you and us.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past 32 years has significantly enhanced the protections afforded to various forms of foreign investment in China. Each of our PRC operating subsidiaries is subject to PRC laws and regulations. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into with our operating affiliates. In addition, such uncertainties, including the inability to enforce our contracts, could materially and adversely affect our business and operation. In addition, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the advertising industry, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements.

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If tax benefits currently available to us in PRC were no longer available, our effective income tax rates for our PRC operations could increase.

The newly enacted New Law, and the implementation regulations to the New Law issued by the PRC State Council, became effective as of January 1, 2008. Under the New Law, China adopted a uniform tax rate of 25% for all enterprises (including domestically-owned enterprises and foreign-invested enterprises) and revoked the previous tax exemption, reduction and preferential treatments applicable to foreign-invested enterprises. There is a transition period for enterprises, whether foreign-invested or domestic, which received preferential tax treatments granted by relevant tax authorities prior to January 1, 2008. Enterprises that were subject to an enterprise income tax rate lower than 25% prior to January 1, 2008 may continue to enjoy the lower rate and gradually transition to the new tax rate within five years after the effective date of the New Law subject to relevant transaction rules. Enterprises that were entitled to exemptions or reductions from the standard income tax rate for a fixed term prior to January 1, 2008 may continue to enjoy such treatment until the fixed term expires. Preferential tax treatments may be granted to industries and projects that are strongly supported and encouraged by the state, and enterprises that qualify as “High and New Technology Enterprise” (“HNTE”) are entitled to a 15% enterprise income tax rate.

We cannot assure you that the tax authorities will not, in the future, discontinue any of our preferential tax treatments, potentially with retroactive effect. The discontinuation of our preferential tax treatments or the change of the applicable preferential tax rate could materially increase our tax obligations.

Dividends we receive from our operating subsidiaries located in the PRC may be subject to PRC withholding tax.

The New Law, and the implementation regulations for the New Law issued by the PRC State Council, became effective as of January 1, 2008. The New Law provides that a maximum income tax rate of 20% will be applicable to dividends payable to non-PRC investors that are “non-resident enterprises,” to the extent such dividends are derived from sources within the PRC, and the State Council has reduced such rate to 10% through the implementation regulations. Pursuant to the New Law, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in China to its foreign investors will be subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement.

We are a Hong Kong holding company and substantially all of our income may be derived from dividends and royalty fees we receive from our operating subsidiaries located in the PRC. Thus, dividends paid to us by our operating subsidiaries in China are subject to the 10% withholding tax if we are considered as a “non-resident enterprise” under the New Law. If we are required under the New Law to pay income tax for any dividends we receive from our subsidiaries, it will materially and adversely affect the amount of dividends, if any, we may pay to our shareholders. Furthermore, the State Administration of Taxation promulgated the Notice on How to Understand and Determine the Beneficial Owners in Tax Agreement in October 2009, or Circular 601, which provides guidance for determining whether a resident of a contracting state is the “beneficial owner” of an item of income under China’s tax treaties and tax arrangements with other countries or regions. According to Circular 601, a beneficial owner generally must be engaged in substantive business activities. An agent or conduit company will not be regarded as a beneficial owner and, therefore, will not qualify for treaty benefits. The conduit company normally refers to a company that is set up for the purpose of avoiding or reducing taxes or transferring or accumulating profits. We cannot assure you that any dividends to be distributed by our operating subsidiaries to our non-PRC subsidiaries who are their respective overseas parent companies, will be entitled to the benefits under the relevant tax treaties or other similar tax arrangements.

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Our PRC operating subsidiaries and operating affiliates may have engaged in business activities without the necessary registration with local authorities. This could subject us to fines or other penalties, which could negatively impact our revenues or interfere with our ability to operate our business.

According to relevant PRC laws, a company shall conduct business within its business scope and make supplementary registration with the relevant company registration authority if the company expands or changes its business operation. Furthermore, a company that sets up a branch to conduct an advertising business in a location where it is not registered must register with the local branch of the SAIC. As our business expands, some of our indirect operating subsidiaries or our operating affiliates may fail to register with the relevant local branch of SAIC for their expansion of business or for their branch offices in each of the cities where we operate and, as a result, we may be subject to administrative order for rectification and penalties for failing to register. These penalties may include, fines, disgorgement of profits or revocation of business license of our operating subsidiaries or our operating affiliates, although we believe that, as a matter of practice, the authorities typically impose an extreme penalty only after repeated warnings are ignored or where a violation is blatant and continuous. Because of the discretionary nature of regulatory enforcements in the PRC, we cannot assure you that we will not be subject to these penalties as a result of violations of the requirement to register with the local branches of SAIC for our local branch offices or for our expansion of business, or that these penalties would not substantially inhibit our ability to operate our business.

A PRC rule on mergers and acquisitions may subject us to sanctions, fines and other penalties and affect our future business growth through acquisition of complementary business.

On August 8, 2006, six PRC government and regulatory authorities, including the PRC Ministry of Commerce and the Chinese Securities Regulatory Commission, or the CSRC, promulgated a rule entitled “Provisions regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors,” or the New M&A Rule, which became effective on September 8, 2006 and was revised in 2009. The New M&A Rule, among other things, requires that an offshore special purpose vehicle, or SPV, formed for the listing purpose through acquisition of a PRC domestic entity and controlled by PRC residents should obtain approval from the CSRC prior to publicly listing its securities on an overseas stock market. Based on consultation with the International Department of the CSRC regarding its interpretation of the New M&A Rule, our PRC counsel, Global Law Office, advised us that the CSRC approval was not required for the listing of our shares. However, we cannot assure you that the relevant PRC government agency, including the Ministry of Commerce or other applicable departments of the CSRC, would reach the same conclusion as our PRC counsel. If the CSRC or other PRC regulatory body subsequently determines that the CSRC’s approval was, or will be, required for future offerings of our shares in the U.S., and we may face sanctions by the CSRC or other PRC regulatory agencies. In such event, these regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from any offering, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ADSs.

The New M&A Rule also established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. In the future, we may grow our business in part by acquiring complementary businesses, although we do not have any plans to do so at this time. Complying with the requirements of the New M&A Rule to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce, may delay or inhibit the completion of such transactions, which could affect our ability to expand our business or maintain our market share.

Restrictions on currency exchange may limit our ability to utilize our revenues effectively.

Substantially all of our revenues and operating expenses are denominated in Renminbi. The Renminbi is currently convertible under the “current account”, which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account”, which includes foreign direct investment and loans. We cannot assure you that the relevant PRC governmental authorities will not further limit or eliminate our ability to purchase foreign currencies in the future. Since a significant amount of our future revenues will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenues generated in Renminbi to fund our business activities outside China, if any, or expenditures denominated in foreign currencies. Foreign exchange transactions under the capital account are still subject to limitations and require approvals from, or registration with, the State Administration of Foreign Exchange and other relevant PRC governmental authorities. This could affect the ability of each of our operating subsidiary to obtain foreign exchange through debt or equity financing, including by means of loans or capital contributions from us. It may also restrict our ability to remit amounts overseas including to our Hong Kong holding company. If we transfer amounts to overseas accounts, it may be deemed a dividend paid on profits which is subject to PRC taxation, which could affect the feasibility and efficiency of conducting actions overseas, such as issuing dividends to shareholders, conducting share repurchase programs or otherwise.

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Fluctuations in exchange rates could result in foreign currency exchange losses.

Appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Since July 2005 the Renminbi is no longer pegged solely to the U.S. dollar. Instead, it is reported to be pegged against a basket of currencies, determined by the People’s Bank of China, against which it can rise or fall by as much as 1% each day. This change in policy has resulted in the gradual increase in the value of the Renminbi against the U.S. dollar over time. As of December 31, 2010, the Renminbi had appreciated approximately 20.3% against the U.S. dollar since July 21, 2005. On February 3, 2012, the Renminbi was valued against the U.S. dollar at approximately RMB 6.3027 to the U.S. dollar. The Renminbi may appreciate or depreciate significantly in value against the U.S. dollar in the long term, depending on the fluctuation of the basket of currencies against which it is currently valued or it may be permitted to enter into a full float, which may also result in a significant appreciation or depreciation of the Renminbi against the U.S. dollar. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue in the future which will be exchanged into U.S. dollars and earnings from and the value of any U.S. dollar-denominated investments we make in the future.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to successfully hedge our exposure at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

Our financial and operating performance may be adversely affected by epidemics, natural disasters and other catastrophes

From December 2002 to June 2003, China and other countries experienced an outbreak of a new and highly contagious form of atypical pneumonia now known as severe acute respiratory syndrome, or SARS. On July 5, 2003, the World Health Organization declared that the SARS outbreak had been contained. Since September 2003, however, a number of isolated new cases of SARS have been reported, most recently in central China in April 2004. During May and June of 2003, many businesses in China were closed by the PRC government to prevent transmission of SARS. In addition, many countries, including China, have encountered incidents of the H5N1 strain of bird flu, or avian flu. This disease, which is spread through poultry populations, is capable in some circumstances of being transmitted to humans and is often fatal. In April 2009, an outbreak of the H1N1 virus, also commonly referred to as “swine flu”, occurred in Mexico and spread to other countries. Cases of swine flu were reported in Hong Kong and mainland China. A new outbreak of SARS or an outbreak of avian or swine flu may result in health or other government authorities requiring the closure of our offices or other businesses, including office buildings, retail stores and other commercial venues, which comprise the primary locations where we provide our out-of-home digital and poster frame advertising services. Any recurrence of the SARS outbreak, an outbreak of avian or swine flu or a development of a similar health hazard in China, may deter people from congregating in public places, including a range of commercial locations such as office buildings and retail stores. Such occurrences would severely impact the value of our LCD display and poster frame networks to advertisers, significantly reduce the advertising time purchased by advertisers and severely disrupt our business and operations. In addition, losses caused by epidemics, natural disasters and other catastrophes, including earthquakes or typhoons, are either uninsurable or too expensive to justify insuring against in China. In the event an uninsured loss or a loss in excess of insured limits occurs, we could lose all or a portion of the capital we have invested in a hotel, as well as the anticipated future revenues from the hotel. In that event, we might nevertheless remain obligated for any financial commitments related to the hotel.

Similarly, war (including the potential of war), terrorist activity (including threats of terrorist activity), social unrest and heightened travel security measures instituted in response, travel-related accidents, as well as geopolitical uncertainty and international conflict, will affect travel and may in turn have a material adverse effect on our business and results of operations. In addition, we may not be adequately prepared in contingency planning or recovery capability in relation to a major incident or crisis, and as a result, our operational continuity may be adversely and materially affected and our reputation may be harmed.

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The failure to manage growth effectively could have an adverse effect on our employee efficiency, product quality, working capital levels and results of operations.

Any significant growth in the market for our products or our entry into new markets may require an expansion of our employee base for managerial, operational, financial and other purposes.  As of the date of this Current Report, we had 13 full-time employees. During any growth, we may face problems related to our operational and financial systems and controls, including quality control and delivery and service capacities.  We would also need to continue to expand, train and manage our employee base.  Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to finance the purchase of raw materials and supplies, development of new products, and the hiring of additional employees.  For effective growth management, we will be required to continue improving our operations, management, and financial systems and controls.  Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability.  We cannot assure investors that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

New labor law in the PRC may adversely affect our results of operations.

On January 1, 2008, the PRC government promulgated the Labor Contract Law of the PRC, or the New Labor Contract Law.  The New Labor Contract Law imposes greater liabilities on employers and significantly impacts the cost of an employer’s decision to reduce its workforce.  Further, it may require certain terminations to be based upon seniority and not merit.  In the event we decide to significantly change or decrease our workforce, the New Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost effective manner, thus materially and adversely affecting our financial condition and results of operations.

 Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

As our ultimate holding company is a US corporation, we are subject to the United States Foreign Corrupt Practices Act, which generally prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  Foreign companies, including some that may compete with us, are not subject to these prohibitions.  Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the PRC.  Although we specifically forbid our employees from engaging in such corrupt practices, we can make no assurance that our employees or other agents will not engage in such conduct for which we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

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Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in the PRC based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

All of our current business operations are conducted in the PRC.   Moreover, our directors and officers are nationals and residents of the PRC or Hong Kong.  All the assets of these persons are located outside the United States and in the PRC or Hong Kong. As a result, it may not be possible to effect service of process within the United States or elsewhere outside the PRC and Hong Kong upon these persons.  In addition, uncertainty exists as to whether the PRC courts would recognize or enforce judgments of United States courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in the PRC against us or such persons predicated upon the securities laws of the United States or any state thereof.

Risks Relating to Investment in Our Securities

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of outstanding stock in the public marketplace could reduce the price of our common stock.

Holders of a significant number of our shares and/or their designees may be eligible to sell our shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended, or Rule 144, subject to certain limitations.  In general, pursuant to Rule 144, a non-affiliate stockholder (or stockholders whose shares are aggregated) who has satisfied a six-month holding period, and provided that there is current public information available, may sell all of its securities.  Rule 144 also permits the sale of securities, without any limitations, by a non-affiliate that has satisfied a one-year holding period. Any substantial sale of common stock pursuant to any resale prospectus or Rule 144 may have an adverse effect on the market price of our common stock by creating an excessive supply.

If we fail to maintain effective internal controls, we may not be able to accurately report our financial results or prevent fraud, and our business, financial condition, results of operations and reputation could be materially and adversely affected.

We are a public company and our internal control will be essential to the integrity of our business and financial results. Our public reporting obligations may place a strain on our management, operational and financial resources and systems. If we encounter difficulties in improving our internal controls and management information systems, we may incur additional costs and management time in meeting our improvement goals. We cannot assure you that the measures taken to improve our internal controls will be effective. If we fail to maintain effective internal controls in the future, our business, financial condition, results of operations and reputation may be materially and adversely affected.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including SOX and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting.  Our management team must invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

We do not foresee paying cash dividends in the near future.

We do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth.  As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income.

We may need to issue more stock, which could dilute your stock.

If we do not have enough capital to meet future capital requirements, we may need to conduct additional capital-raising in order to continue operations. To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of such securities could result in dilution to shareholders and/or increased debt service commitments. Accordingly, if we issue additional stock, it could reduce the value of your stock.

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Our common shares are thinly traded and, you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained.

Our common shares have historically been sporadically or "thinly-traded" on the over-the-counter markets, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company with a small and thinly traded “float” and lack of current revenues that could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

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The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or "risky" investment due to our lack of revenues or profits to date and uncertainty of future market acceptance for our current and potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; adverse outcomes, additions or departures of our key personnel, as well as other items discussed herein. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

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The application of the "penny stock" rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATION

Management’s Discussion and Analysis or Plan of Operations

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see “Special cautionary statement concerning forward-looking statements” and “Risk factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements. The operating results for the periods presented were not significantly affected by inflation.

The statements in this Current Report on Form 8-K may contain forward-looking statements relating to such matters as anticipated future financial performance, business prospects, legislative developments and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, we note that a variety of factors could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements such as intensified competition and/or operating problems in its operating business projects and their impact on revenues and profit margins or additional factors. In addition, the information presented below is based on unaudited financial information. There can be no assurance that there will not be changes to this information once audited financial information is available.

General

Under the terms of the POE, RTTE shall acquire one hundred percent (100%) of the issued and outstanding share capital of CAMG from the CAMG Shareholders in exchange for a new issuance 22,500,000 shares of common stock of RTTE and 1,000,000 shares of RTTE super-voting Preferred Stock to the CAMG shareholders, issued in the name of the CAMG shareholders and held in the escrow account of the escrow agent until closing. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below and in the notes to the pro forma condensed combined financial statements.

The following summaries of the share exchange and related transactions, the POE and the other agreements entered into by the parties are qualified in their entirety by reference to the text of the agreements, certain of which are attached as exhibits hereto and are incorporated herein by reference.

The share exchange was a reverse merger that will be accounted for as a recapitalization of RTTE.

The MD&A discussion set forth below is based on the audited financial statements of CAMG as of December 31, 2011 and the related statements of operations, shareholders' equity and cash flows for the period from March 30, 2011 (inception) through December 31, 2011. A copy of these financial statements is attached as Exhibit 99.1 hereto.

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Period From March 30, 2011 (Inception) Through December 31, 2011

For the period from March 30, 2011 (inception) through December 31, 2011
Operating expenses:
General & Administrative expenses	$103,953
Selling and marketing expenses	10,244
Net loss before non-controlling interest	(114,197)
Less: net loss attributable to non-controlling interest	(13,835)
Net loss attributable to the Company	(100,362)
Other comprehensive loss
Foreign currency translation adjustment	(1,686)
Comprehensive loss	(102,048)
Less: other comprehensive loss attributable to non-controlling interest	(204)
Comprehensive loss attributable to the Company	$(101,844)

Results of Operations for period from March 30, 2011 (Inception) through December 31, 2011

The following discussion should be read in conjunction with the audited financial statements included in this report and is qualified in its entirety by the foregoing.

Revenues (for the period ended December 31, 2011).

Net revenues were $0 for the period ended December 31, 2011.

Cost of Sales (for the period ended December 31, 2011).

Cost of sales was $0 for the period ended December 31, 2011.

Expenses (for the period ended December 31, 2011).

Operating expenses for the period ended December 31, 2011 was $114,197. This was the result of increased administrative expenses related to the licensing of our business and establishment of our holding company and subsidiaries.

Income Taxes (for the period ended December 31, 2011).

We had an income tax expense in the amount of $0 for the period ended December 31, 2011.

Loss (for the period ended December 31, 2011).

We had a net loss attributable to the company of $100,362 for the period ended December 31, 2011. The net loss in this period was due primarily to incorporation and setup costs.

Impact of Inflation.

We believe that inflation has had a negligible effect on operations. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources

As of December 31, 2011, cash and cash equivalents totaled $4,141.

Working capital at December 31, 2011 amounted to $36,809. Net cash used in operating activities for the period ended December 31, 2011 amounted to $79,098. Net cash used in investing activities for the period ended December 31, 2011 amounted to $67,768 for the purchase of LCD displays. Net cash provided by financing activities for the period ended December 31, 2011 amounted to $152,693, which was the contribution by shareholders.

We have incurred operating losses and negative cash flows from operating activities since inception through December 31, 2011 and have and will be dependent on raising capital from shareholders or external sources in order to fund its operations. We have obtained a commitment letter of support from a shareholder who has adequate cash available to fund our operations on a need be basis through March 31, 2013. Failure of the shareholder to fund our cash flow requirements could result in our inability to sustain operations. We are still a development stage enterprise, have no revenues and are subject to all the risks and uncertainties that are typical in the lifecycle stage of our business.

Off-Balance Sheet Arrangements

As of December 31, 2011, we had no material off-balance sheet arrangements other than the capital commitment for the LCD displays.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

Our current executive officers and directors have not and do not receive any compensation and have not received any restricted shares awards, options or any other payouts.

There are currently no employment agreements between CAM Hebei and CAMG and its executive officers and directors. We anticipate that the new executive officers and directors will execute employee agreements within the next ninety days.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the Company in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by Company.

As of April 21, 2012, RTTE had 25,000,000 shares of Common Stock issued and outstanding out of 90,000,000 authorized shares of Common Stock.

As of April 21, 2012, RTTE had 1,000,000 shares of Preferred Stock issued and outstanding out of 10,000,000 authorized shares of Preferred Stock.

The classes of equity securities of RTTE issued and outstanding are Common Stock, $.001 par value, and Preferred Stock, $.001 par value. The table on the following page sets forth, as of April 21, 2012, certain information with respect to the Common Stock and Preferred Stock beneficially owned by (i) each Director, nominee and executive officers of RTTE; (ii) each person who owns beneficially more than 5% of the Common Stock; and (iii) all Directors, nominees and executive officers as a group. The percentage of shares beneficially owned is based upon 25,000,000 shares of Common Stock outstanding and 1,000,000 shares of Preferred Stock as of April 21, 2012.

Name and Address of Beneficial Owner(1)	Amount andNature of Beneficial Ownership	Percentage of Common and Preferred Stock (2)
Precursor Management, Inc.(3) P.O.BOX 957 Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	3,375,000 Common 150,000 Preferred 18,375,000 Votes	14.70%
Wang Yichuan Room601,Building #4, Capital Stadium South Road20, Haidian District, Beijing, P. R. China Chief Executive Officer and Director	4,500,000 Common 200,000 Preferred 24,500,000 Votes	19.60%
Ka Siuping Unit 2004-2005, Kwan Chart Tower,6 Tonnochy Road, Wanchai, Hong Kong	4,725,000 Common 210,000 Preferred 25,725,000 Votes	20.58%
Peng Guojiang House Unit 3,Room 502,Building #2, Cunnan Street#2, Qiaodong District, Shijiazhuang City, Hebei Province P. R. China Director	8,550,000 Common 380,000 Preferred 46,550,000 Votes	37.24%
Fong, Fung Yi Precia House 23, JC Castle, 18 Shan Tong Road, Tai Po, N.T. Director	225,000 Common 10,000 Preferred 1,225,000 Votes	0.98%
Cai Wei Heng 14/F, 106Huangpu Ave W, Tianhe Guangzhou, P.R. China Director and President	-	-
Betty Tsang 14/F, 106Huangpu Ave W, Tianhe Guangzhou, P.R. China Chief Financial Officer	-	-
Chen Li Jun Pingan Nan Big Street#10, Shijiazhuang City, Hebei Province, P.R.China Chairman	-	-
Zhang Zi Jin Room#3B08, 3/F Dianwu zhonghe Building, ZhanYizhi Street,Tianshou Road, Guangzhou,P.R. China Director	-	-
Directors and Officers as a Group	90,650,000	72.52%

All directors and executive officers as a group (person)

(1)	Unless otherwise indicated in the footnotes to the table, each shareholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it.

(2)   Based on 125,000,000 votes of Common and Preferred Stock outstanding.

(3)  Weiheng Cai is the President of Precursor Management, Inc.

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DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS

AND CONTROL PERSONS

Our Directors and Executive Officers

A list of officers and directors of RT Technologies, Inc. appears below. The directors of RTTE are elected annually by the shareholders. The officers serve at the request of the Board of Directors. The Board of Directors may authorize and establish reasonable compensation of the Directors for services to the Company as Directors, including, but not limited to attendance at any annual or special meeting of the Board.  There are no employment contracts to compensate the officers and directors.

The following table sets forth certain information concerning our directors and executive officers:

Name	Age	Title
Chen Li Jun	56	Chairman
Cai Wei Heng		Director and President
Peng Guo Jiang	47	Director and Vice President
Wang Yi Chuan	52	Director and Chief Executive Officer
Zhang Zi Jin	51	Director
Fong Fung Yi Precia	51	Director
Betty Tsang	32	Chief Financial Officer

The following is a summary of the biographical information of our current directors and executive officers:

Chen Li Jun – Chairman

Mr. Chen, has more than 22 years of experience in the Chinese agricultural market. Since 1998, he has held the position of President and General Manager of Hebei Agricultural Means of Production Co. Ltd., one of the top 500 state owned companies in the Chinese services industry. He has earned various awards of entrepreneurship in Hebei province, including a National China Co-Op System Working Model award. Through his leadership Hebei Agricultural Means of Production Co. Ltd. has become part of the China Co-Op System Pioneer Group, has been accredited as a Hebei Province Upstanding Enterprise, a Hebei Province Top 100 company, and a Hebei Province Civilized Unit.

Cai Wei Heng - President

Mr. Cai is the president of Precursor Management, Inc. (“PMI”). PMI is a financial consulting firm providing financial and business consulting for growing companies in the US, China and Canada. The investment portfolio currently managed by PMI focuses on agriculture and industrial, mining, real estate and emerging green energy industries. Mr. Cai graduated from North Carolina State University, in 1994 and took a position as senior manager responsible for systems applications at the Hong Kong Karrie Group in 1996. In 1997, he established Cyberlink Technology Co., Ltd. (CTC) in Guangzhou, China and developed CTC into a leading broadband service provider in China until 2000 when 85% of the company’s shares were sold to Bear Stearn Companies Inc.

Peng Guo Jiang - Director

Mr. Peng has more than 24 years of experience in Chinese agricultural market. He has worked as the assistant general manager for Hebei Agricultural Means of Production Co. Ltd. until 2006. He is currently the Vice General Manager of Hebei Agricultural Means of Production Co. Ltd., a National Civilized Industry Pioneer Company. He helped expanded the company network to 19 offices, 12 logistic centers and 120 distribution centers which cover more than 16,000 retail locations in Hebei province. Mr. Peng’s leadership was also vital to the successful completion of the “Thousand villages marketing project” organized by Ministry of Commerce of the People’s Republic of China.

Wang Yi Chuan - Director and CEO

Mr. Wang was a member of the PRC military from 1978 to 1993 where he developed significant leadership skills and logistics experience. In 1996 he successfully founded a conference tourism and inspection company called Tianpeng Holiday B&T Development Co., Ltd., in Beijing, PRC. Mr. Wang has more than 15 years’ experience travelling to various countries for governmental purposes and meeting with government officials. He has a developed business acumen and a proven track record of entrepreneurship and success.

Zhang Zi Jin - Director

Mr. Zhang has been engaged in the export and import of shoes since 1986. He worked as a sales assistant to the general manager of a shoe manufacturer from 1986 to 1993. He currently owns his shoe factory in China and is the president the company. He has in depth understanding and experience in the manufacturing, export and import industries. As a director of CAMG, he can provide valuable insight into aspects of manufacturing industry for the board.

Fong Fung Yi - Director

Ms. Fong began her career in 1980 as one of the founders of a jewelry manufacturing company in Hong Kong where she was engaged as an officer and director of the company, responsible for sales, administration and human resources for more than 1,000 workers. As a director of CAMG she will provide strategic planning guidance and assist with the development of our corporate growth.

Betty Tsang - CFO

Ms. Tsang, majored in accounting, and graduated in Guangdong University of Technology in 2002. She has worked as an accountant for approximately 10 years and has been responsible for the strategic planning, corporate finance, and accounting at CAMG. Ms. Tsang previously worked for 4 years at Guangzhou Buge Real Estate Investment Ltd., and 3 years at Guangzhou Greentree Consultant Ltd. She is a licensed CPA in China and has significant pre-audit experience for financial statements presented in U.S. GAAP.

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Except as otherwise reported above, none of our directors hold directorships in other reporting companies.

There are no family relationships among our directors or officers.

To our knowledge, during the last ten years, none of our directors and executive officers (including those of our subsidiaries) has:

	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

	Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

	Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

	Been the subject to, or a party to, any sanction or order, not subsequently reverse, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Directors and Officers of the PRC Subsidiaries

The following table sets forth certain information as concerning executive officers of each of the PRC Subsidiaries:

Name	Age	Position
Chen Li Jun	56	President of China Agriculture Media (Hebei) Co. Ltd.

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Audit Committee

We do not have an audit committee.

Audit Committee Financial Expert

We do not have an “audit committee financial expert” as defined by Item 401(h) in Regulation S-K as promulgated by the Securities and Exchange Commission.

Compensation Committee

We do not have a compensation committee.

Nominating Committee

We do not have a nominating committee.

Code of Ethics

We do not have a code of ethics but we plan to adopt one in the near future.

Board Leadership Structure and Role in Risk Oversight

Our board of directors has overall responsibility for risk oversight. The board’s role in the risk oversight of the Company includes, among other things:

	appointing, retaining and overseeing the work of the independent auditors, including resolving disagreements between the management and the independent auditors relating to financial reporting;

	approving all auditing and non-auditing services permitted to be performed by the independent auditors;

	reviewing annually the independence and quality control procedures of the independent auditors;

	reviewing and approving all proposed related party transactions;

	discussing the annual audited financial statements with the management;

	meeting separately with the independent auditors to discuss critical accounting policies, management letters, recommendations on internal controls, the auditor’s engagement letter and independence letter and other material written communications between the independent auditors and the management.

  Director Qualifications

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to stockholders. This significant responsibility requires highly skilled individuals with various qualities, attributes and professional experience. The board believes that there are general requirements for service on the Company’s board of directors that are applicable to all directors and that there are other skills and experience that should be represented on the board as a whole but not necessarily by each director. The board considers the qualifications of director and director candidates individually and in the broader context of the board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by stockholders, the board considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the board determines are pertinent in light of the current needs of the board. The board also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The board requires that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the board conducts interviews of potential director candidates to assess intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially. The board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

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EXECUTIVE COMPENSATION

The following tables set forth certain summary information concerning the compensation paid or accrued for each of the Company's last three completed fiscal years to the Company's or its principal subsidiaries' chief executive officer and each of its other executive officers that received compensation in excess of $100,000 during such period (as determined at December 31, 2011, the end of the Company's last completed fiscal year):

Name and Principal Position	Fiscal Year	All Other Compensation ($)	Total ($)

Michael Lami, CEO (Former Officer)	2010
Angela Ross, CEO (Former Officer)	2011	620,000	620,000
Wang Yi Chuan, CEO	2012
Betty Tsang, CFO	2012

Compensation Discussion and Analysis

We strive to provide our named executive officers (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in line with their roles and responsibilities when compared to peer companies of comparable size in similar locations.

It is not uncommon for PRC private companies in China to have base salaries as the sole form of compensation. The base salary level is established and reviewed based on the level of responsibilities, the experience and tenure of the individual and the current and potential contributions of the individual. The base salary is compared to the list of similar positions within comparable peer companies and consideration is given to the executive’s relative experience in his or her position.  Base salaries are reviewed periodically and at the time of promotion or other changes in responsibilities.

We plan to implement a more comprehensive compensation program, which takes into account other elements of compensation, including, without limitation, short and long term compensation, cash and non-cash, and other equity-based compensation such as stock options. We expect that this compensation program will be comparable to the programs of our peer companies and aimed to retain and attract talented individuals.

We will also consider forming a compensation committee to oversee the compensation of our named executive officers. The majority of the members of the compensation committee would be independent directors.

Compensation of Directors

Option Grants Table

There were no individual grants or stock options to purchase our common stock made to the executive officer named in the Executive Compensation Table through December 31, 2011

Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised during the fiscal year ended December 31, 2011 by the executive officer named in the Executive Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the ownership of our securities, and except as set forth below, none of the directors, executive officers, holders of more than five percent of the Company’s outstanding common stock, or any member of the immediate family of any such person have, to the knowledge of the Company, had a material interest, direct or indirect, in any transaction or proposed transaction which may materially affect the Company.

Advertising Revenue

Based on the JV Agreement with Hebei AMP, CAMG is authorized as a sole agent to operate its advertising business in the Network. Pursuant to the JV Agreement, CAMG will sell and Hebei AMP must buy a total of 15,768,000 seconds per year for the LCD advertising business (the “Seconds”). Under the terms of the JV Agreement, Hebei AMP is required to purchase all of the Seconds at a rate of RMB 2.54 (approximately $.40) per second for the entire year on a monthly basis. As the Seconds are purchased each month, CAMG simultaneously and automatically receives an option to repurchase the Seconds at the same rate of RMB2.54. If CAMG can resell the Seconds for a higher price at any time during the month, we are able to exercise our option and repurchase the Seconds, but if the Seconds are not resold by CAMG, then CAMG keeps the proceeds from the sale of the minutes to Hebei AMP. According to the JV Agreement CAMG will receive this income after the completion of installation of the first batch of 3,000 LCD displays within the Network.

It should be noted that Hebei AMP is our joint venture and strategic partner and many of our Officers and Directors also work for Hebei AMP. Hebei AMP was a 40% shareholder of CAM Hebei until April 21, 2012, when CAM HK Hebei AMP agreed to increase the registered capital of CAM Hebei such that CAM HK will own approximately 98% of CAM Hebei. The board of both companies has resolved to complete the increase in registered capital as soon as registration in the PRC can be completed which the Company expects will be complete in the next several months..

Common Stock Acquisition

In 2011, Ms. Ross acquired 2,500,000 shares of Common Stock from the Company for $5,000 and for past, present and future services rendered to the Company. As a result of this issuance of shares, the Company recorded compensation expense to Ms. Ross of $620,000 reflecting the difference between the purchase price and the last purchase price for shares of common stock on the OTCBB, without consideration of possible contingencies with respect to vesting or ownership of the shares.

Independence of Management

Except as set forth above, there were no material transactions, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000 and in which any director or executive officer, or any security holder who is known to the Company to own of record or beneficially more than 5% of any class of the Company's common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

Transactions with Promoters

There have been no transactions between the Company and promoters during the last fiscal year.

Except as disclosed above, no executive officer, director or any member of these individuals’ immediate families, any corporation or organization with whom any of these individuals is an affiliate or any trust or estate in which any of these individuals serve as a trustee or in a similar capacity or has a substantial beneficial interest in is or has been indebted to the Company at any time since the beginning of the Company’s last fiscal year.

Procedures for Approval of Related Party Transactions

Our board of directors is charged with reviewing and approving all potential related party transactions.  All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

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LEGAL PROCEEDINGS

We know of no material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any subsidiaries, involved as a plaintiff or defendant in any material proceeding or pending litigation.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock currently trades over-the-counter on the OTC Bulletin Board under the designation RTTE. However, to date there has been very limited trading for our common stock.

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market, and other factors, over many of which we have little or no control.  In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Holders of Our Common Stock

As of April 21, 2012, we had 180 shareholders of our common stock, including the shares held in street name by brokerage firms. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock

Dividends

Since we have been a public company, we have not paid cash dividends on our common stock. Holders of our common stock are entitled to receive dividends, if any, declared and paid from time to time by the Board of Directors out of funds legally available. We intend to retain any earnings for the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the payment of cash dividends will depend upon future earnings, results of operations, capital requirements, our financial condition and other factors that our Board of Directors may consider.

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Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

Angela Ross and Danzig Ltd. have "Piggyback Registration Rights" on a total of 800,000 shares of common stock. They were granted the right to "piggyback" the shares of their common stock on each registration statement filed by the Company and/or its successors or assigns so long as the registration form to be used is suitable for the registration of the shares. The Company will provide at least fifteen (15) days written notice of the intended filing date of any registration statement and each shareholder shall have ten (10) days after receipt of such notice to notify the Company of its intent to include their shares in the registration statement. The Company shall keep any registration statement onto which any shareholder has "piggybacked" its shares current and effective for a period of up to two (2) years from the date on which the shareholder is first entitled to sell the total number of its shares registered thereunder. Such securities will cease to have Piggyback Registration rights when (a) they have been effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering them, (b) they have been sold, or may be sold without volume restrictions pursuant to Rule 144(b)(1) promulgated by the SEC under the 1933 Act, or (c) they have been otherwise transferred and new certificates for them not bearing a restrictive legend have been issued by the Company and the Company shall not have “stop transfer” instructions against them.

Securities authorized for issuance under equity compensation plans

As of the date of this Current Report, we do not have any securities authorized for issuance under any equity compensation plans and we do not have any equity compensation plans.

Penny Stock Regulations

Our shares of common stock are subject to the "penny stock" rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, "penny stock" is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer's net tangible assets or revenues. In the last case, the issuer's net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer's average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

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RECENT SALES OF UNREGISTERED SECURITIES

Refer to Item 3.02

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DESCRIPTION OF SECURITIES

The following is a summary description of all material provisions of our certificate of incorporation and by-laws pertaining to our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been filed as exhibits to this report. The following discussion is qualified in its entirety by reference to such exhibits.

General

We are authorized to issue 90,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefore. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of our common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock. Shares of our preferred stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the board of directors prior to the issuance any shares thereof. The voting powers, designations, preferences, and relative, participating, optional, or other rights, if any, and the qualifications, limitations, or restrictions, if any, of the preferred stock, in one or more series, shall be as follows:

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Series A Preferred Stock. The Corporation is authorized to issue up to Ten Million (10,000,000) shares of Preferred Stock. Ten Million (10,000,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock” with the following rights, preferences, privileges and restrictions, qualifications and limitations.

Voting Rights.  On any matter presented to the common stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), notice shall be presented to the holders of the Series A Preferred Stock, and each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast 100 votes for each share of Series A Preferred Stock held.  Except as provided by law or by the other provisions of this Certificate, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

Series A Preferred Stock Protective Provisions.   In addition to any other rights provided by law, at any time any shares of Series A Preferred Stock are outstanding, as a legal party in interest, the Corporation, through action directly initiated by the Corporation’s Board of Directors or indirectly initiated by the Corporation’s Board of Directors through judicial action or process, including any action by common shareholders, shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, take any of the following actions without first obtaining the affirmative written consent of 51% of the Series A Holders:

a.                   amend, alter or repeal any provision of the Articles of Incorporation, this Certificate or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock in any respect;

b.                   declare or pay any dividends or make any distributions to any holder(s) of Common Stock or other equity security of the Corporation or purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Corporation;

c.                    sell, transfer or otherwise dispose of any properties, assets and rights including, without limitation, its intellectual property;

d.                   create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock with respect to dividends, the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the accrual of payment of dividends and rights of redemption, or increase the authorized number of shares of Series A Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or the payment of dividends and rights of redemption;

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e.                    (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock in respect of any such right, preference or privilege;

f.                    purchase or redeem (or permit any subsidiaries to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock or (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiaries in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

g.                    create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiaries to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $500,000 other than equipment leases or bank warehouse lines of credit, unless such debt security has received the prior approval of the Board of Directors; provided, however, that the Corporation may incur up to an aggregate of $3,000,000 for a non-equity linked, non convertible debt unsecured financing;

h.                   create, or hold capital stock in, any subsidiaries that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiaries of the Corporation, or permit any direct or indirect subsidiaries to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiaries; and

i.                     initiate any action with a regulatory, governmental, administrative, judicial entity or individual in an attempt to abrogate or diminish in any way the rights, preferences and privileges of these Series A Preferred Stock.

Transfer Agent.  So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not change transfer agents without the express written consent of 100% of the Series A Holders.

Redemption.  The Series A Preferred Stock shall not be redeemable by the Corporation.

Re-issuance.  No share or shares of Series A Preferred Stock acquired by the Corporation by reason of conversion, redemption or otherwise shall be reissued as Series A Preferred Stock, and all such shares thereafter shall be returned to the Corporation’s treasury under the status of undesignated and un-issued shares of Preferred Stock of the Corporation.

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

Limitations on Liability

Under Nevada law, a Company may indemnify its officers, directors, employees and agents under certain circumstances, including indemnification of such persons against liability under the Securities Act of 1933, as amended. Those circumstances include that an officer, director, employee or agent may be indemnified if the person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Indemnification against Public Policy

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The effect of indemnification may be to limit the rights of the Company and its stockholders (through stockholders’ derivative suits on behalf of the Company) to recover monetary damages and expenses against a director for breach of fiduciary duty.

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Item 3.02 Unregistered Sales of Equity Securities.

The Company did not issue any shares during 2010. In 2011, the Company sold 2,500,000 shares of its common stock to its president Angela Ross for $5,000. The funds were used to pay ongoing expenses including auditor fees. A shareholder of the Company converted 150,000 shares of preferred stock into 300,000 shares of common stock during 2011. Additionally, in 2011, the Company issued 100,000 shares to an existing shareholder for payment of a promissory note and accrued interest in the amount of $56,966. All shares were issued in reliance on exemptions from registration found in the Securities Act.

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Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)(1) Previous Independent Accountant

(i) The Registrant reports a change in certifying accountants, which involved Child, Van Wagoner & Bradshaw, PLLC resigning as the Registrant's independent registered public accounting firm effective upon filing of the Company’s next quarterly report on Form 10-Q.

(ii) Child, Van Wagoner & Bradshaw, PLLC issued a report on the Registrant's consolidated financial statements for the fiscal year ended December 31, 2011. The report did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles.

(iii) The decision to change accountants was recommended and approved by the board of directors of the Registrant on April 21, 2012.

(iv) In connection with the audit of the Registrant's consolidated financial statements for the year ended December 31, 2011 and any subsequent interim period through the date of resignation, there were no disagreements, resolved or not, with Child, Van Wagoner & Bradshaw, PLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of Child, Van Wagoner & Bradshaw, PLLC, would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports on the Registrant’s consolidated financial statements; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

(a)(2) Engagement of New Independent Accountant.

Effective on April 21, 2012, the Registrant's board of directors recommended and approved the engagement of Marcum Bernstein & Pinchuk LLP. as its independent accountant to audit the Registrant's consolidated financial statements for its fiscal year ended December 31, 2011. During the two most recent fiscal years and the subsequent interim period, the Registrant did not consult with Marcum Bernstein & Pinchuk LLP regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement or event identified in response to (a)(1)(iv) of Item 304 of Regulation S-K, or a reportable event as that term is used in Item 304(a)(1)(v) of Item 304 of Regulation S-K.

(a)(3) The Registrant has provided Child, Van Wagoner & Bradshaw, PLLC with a copy of the disclosures it is making in response to this Item. The Registrant has requested Child, Van Wagoner & Bradshaw, PLLC to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant in (a)(1)(i) and (ii) above and, if not, stating the respects in which Child, Van Wagoner & Bradshaw, PLLC does not agree. The Registrant has filed the letter as exhibit 16.1 to this current report containing this disclosure.

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Item 5.01 Changes in Control of Registrant.

The information provided in Item 1.01 and Item 5.02 is hereby incorporated by reference herein.

Upon closing of the POE, RTTE shall issue 22,500,000 shares of Common Stock of RTTE and 1,000,000 shares of super-voting shares of preferred stock (100:1 voting) to the CAMG Shareholders in exchange for 100% of the capital stock of CAMG, which will give the CAMG shareholders an interest in RTTE representing approximately 90% of the issued and outstanding Common Stock and approximately 98% of the voting shares of RTTE on a fully diluted basis the result of which shall cause a change in control of the Registrant.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the share exchange between RTTE and CAMG, the CAMG shareholders have acquired majority control of the Company and have appointed its candidates to the Board of Directors at closing.

Pursuant to the written consent of the Board of Directors in lieu of meeting prepared on April 21, 2012, the board of directors of the Company accepted the resignation of Ms. Angela Ross, President and Director of RT Technologies, Inc. The board appointed Mr. Chen Li Jun as Chairman, Mr. Wang Yi Chuan as Chief Executive Officer and Director, and Ms. Betty Tsang as Chief Financial Officer. Mr. Cai Wei Heng has been appointed as President of the Company, and Mr. Peng Guo Jiang, Mr. Zhang Zi Jin and Ms. Fong Fung Yi, Precia were also appointed as Directors of the Company. The Officer appointments are effective as of April 21, 2012 and the Director appointments are effective within ten days of mailing of the Schedule 14F-1 Information Statement.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the POE, a Certificate of Designation has been filed for the super-voting preferred stock. A copy of the Certificate of Designation has been attached hereto as Exhibit 3.3. A description of the securities is set forth in Item 2.01 under the section titled “Preferred Stock”.

Item 5.06 Change in Shell Company Status

As a result of the consummation of the transactions contemplated by the Plan of Exchange, RT Technologies, Inc. believes that it will no longer be a “shell company;” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

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Item 9.01 Financial Statements and Exhibits.

(a)         Financial statements of businesses acquired.

The audited financial statements of China Agriculture Media Group Co., Ltd. as of December 31, 2011 have been attached as Exhibit 99.1 hereto.

(b) Pro Forma Financial Information

Filed herewith is unaudited pro forma combined financial information of CAMG and its subsidiaries.

(c)	Shell company transactions.

Reference is made to Items 9.01(a) above and the exhibits referred to therein, which are incorporated herein by reference.

(d)	Exhibits The following exhibits are filed with this report:

Exhibit

3.1 Articles of Incorporation of RT Technologies, Inc.*

3.2 Bylaws of RT Technologies, Inc.*

3.3 Certificate of Designation

10.1	Plan of Exchange between China Agriculture Media Group Co., Ltd. and RT Technologies, Inc.
10.2	Form of Chinese Entrustment Agreement for Nominee Interest in CAMG
10.3	Joint Venture Agreement

16.1	Letter from Child, Van Wagoner & Bradshaw, PLLC
99.1	Consolidate Financial Statements of China Agriculture Media Group Co., Ltd.
99.2	Unaudited pro forma condensed combined balance sheet as of March 31, 2012 and unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011 and three months ended March 31, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RT Technologies, Inc.

Date: April 21, 2012

/s/ Angela Ross
Name: Angela Ross
Title: Chief Executive Officer